Exhibit 4.3
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                            CARR-GOTTSTEIN FOODS CO.
                             1991 STOCK OPTION PLAN



                           (as amended April 17, 1998)


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                 CARR-GOTTSTEIN FOODS CO. 1991 STOCK OPTION PLAN

                           (as Amended April 17, 1998)

                                TABLE OF CONTENTS



I.       DEFINITIONS......................................................... 1

         1.1     Definitions................................................. 1

II.      THE PLAN............................................................ 4

         2.1     Purpose..................................................... 4

         2.2     Administration.............................................. 4

         2.3     Participation............................................... 5

         2.4     Stock Subject to the Plan................................... 5

         2.5     Grant of Awards............................................. 6

         2.6     Exercise of Awards.......................................... 6

III.     OPTIONS............................................................. 6

         3.1     Grants...................................................... 6

         3.2     Option Price................................................ 6

         3.3     Option Period............................................... 7

         3.4     Exercise of Options......................................... 7

IV.      OTHER PROVISIONS.................................................... 7

         4.1     Rights of Eligible Employees, Participants and
                 Beneficiaries............................................... 7

         4.2     Adjustments Upon Chances in Capitalization.................. 9

         4.3     Termination of Employment...................................10

         4.4     Acceleration of Awards......................................11

         4.5     Government Regulations......................................11

         4.6     Tax Withholding.............................................12

         4.7     Amendment, Termination and Suspension.......................12

         4.8     Privileges of Stock Ownership; Nondistributive Intent.......13

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         4.9     Effective Date of the Plan..................................13

         4.10    Term of the Plan............................................13

         4.11    Governing Law...............................................13

         4.12    Other Compensation Plans....................................14

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                            CARR-GOTTSTEIN FOODS CO.
                             1991 STOCK OPTION PLAN

                           (as Amended April 17, 1998)

I. DEFINITIONS.

     1.1 Definitions.

          (a) "Award" shall mean an Option granted under this Plan.

          (b) "Award Agreement" shall mean a written agreement setting forth the terms of an Award in the form of Exhibit A attached hereto.

          (c) "Award Date" shall mean the date upon which the Committee took the action granting an Award or such later date as is prescribed by the Committee.

          (d) "Award Period" shall mean the period beginning on an Award Date and ending on the expiration date of such Award.

          (e) "Beneficiary" shall mean the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive the benefits specified under this Plan in the event of a Participant's death.

          (f) "Board" shall mean the Board of Directors of the Company.

          (g) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (h) "Commission" shall mean the Securities and Exchange Commission.

          (i) "Committee" shall mean the committee appointed by the Board and consisting of two or more Board members or such greater number as may be required under applicable law or to comply with the disinterested administration requirements of Rule 16b-3 under the Exchange Act, as then in effect, each of whom, during such time as one or more Participants may be subject to Section l6 of the Exchange Act, shall be Disinterested; provided however, that the minimum number of members of the Committee may be reduced by the Board to the minimum number required by Rule 16b-3, as then in effect.

          (j) "Common Stock" shall mean the Class A Common Stock of the Company.

          (k) "Company" shall mean Carr-Gottstein Foods Co., a Delaware corporation, and its successors.

          (l) "Disinterested" shall mean disinterested within the meaning of applicable regulatory requirements, including those promulgated under Section l6 of the Exchange Act.

          (m) "Eligible Employee" shall mean an officer or key employee of the Company as determined by the Committee.

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          (n) "Event" shall mean any of the following:

               (l) Approval by the stockholders of the Company of the dissolution or liquidation of the Company;

               (2) Approval by the stockholders of the Company of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities which are not Subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by former stockholders of the Company; or

               (3) Approval by the stockholders of the Company of the sale of substantially all of the Company's business and/or assets to a person or entity which is not a Subsidiary.

          (o) "Exchange Act" shall mean the Securities Exchange Act of 1934.

          (p) "Fair Market Value" shall mean (i) if the Common Stock is listed or admitted to trade on a national securities exchange, the closing price of the Common Stock on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which the Common Stock is so listed or admitted to trade, on such date, or, if there is no trading of the Common Stock on such date, then the closing price of the Common Stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (ii) if the Common Stock is not listed or admitted to trade on a national securities exchange, the last price for the Common Stock on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information; (iii) if the Common Stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the Common Stock on such date, as furnished by the NASD; or (iv) if the Common Stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the Common Stock are not furnished by the NASD or a similar organization, the values established by the Committee for purposes of the Plan.

          (q) "Just Cause Dismissal" shall mean a termination of a Participant's employment for any of the following reasons: (i) the Participant violates any reasonable rule or regulation of the Board of Directors or the Participant's superiors or the Chief Executive Officer of the Company that results in damage to the Company or which, after written notice to do so, the Participant fails to correct within a reasonable time; (ii) any willful misconduct or gross negligence by the Participant in the responsibilities assigned to him; (iii) any willful failure to perform his job as required to meet Company objectives; (iv) any wrongful conduct of a Participant which has an adverse impact on the Company or which constitutes a misappropriation of Company assets; or (v) the Participant's performing services for any other Company or person which competes with the Company while he is employed by the Company, without the written approval of the Chief Executive Officer of the Company.

          (r) "Option" shall mean a nonqualified stock option to purchase Common Stock under this Plan.

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          (s) "Participant" shall mean an Eligible Employee who has been awarded an Award.

          (t) "Permanent Disability" shall mean that the Participant becomes physically or mentally incapacitated or disabled so that he is unable to perform for the Company substantially the same services as he performed prior to incurring such incapacity or disability (the Company, at its option and expense, being entitled to retain a physician to confirm the existence of such incapacity or disability, and the determination of such physician to be binding upon the Company and the Participant), and such incapacity or disability continues for a period of three consecutive months or six months in any twelve-month period or such other period(s) as may be determined by the Committee with respect to any option.

          (u) "Personal Representative" shall mean the person or persons who, upon the disability or incompetence of a Participant, shall have acquired on behalf of the Participant by legal proceeding or otherwise the power to exercise the rights and receive the benefits specified in this Plan.

          (v) "Plan" shall mean the Carr-Gottstein Foods Co. 1991 Stock Option Plan.

          (w) "Resignation in Lieu of Dismissal" shall mean a resignation by a Participant of employment with the Company and its Subsidiaries if (i) the Company has given prior notice to such Participant of its intent to dismiss the Participant for circumstances that constitute a Just Cause Dismissal, or (ii) within 30 days of such resignation, the Company determines, which determination shall be final and binding, that such resignation was made in order to avoid a Just Cause Dismissal, or (iii) within 60 days of such resignation, such Participant becomes connected with any business or enterprise engaged in any business that is competitive with the business of the Company, in any city in which the Company operates supermarkets, retail liquor stores, food wholesaling and freight operations, as an officer, director, employee, partner, consultant or otherwise.

          (x) "Retirement" shall mean the normal retirement policy of the Company, as approved by the Committee.

          (y) "Securities Act" shall mean the Securities Act of 1933, as amended.

          (z) "Subsidiary" shall mean any corporation or other entity a majority or more of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

II. THE PLAN.

     2.1 Purpose.

          The purpose of this Plan is to promote the success of the Company by providing an additional means to attract and retain key personnel through added long-term incentives for high levels of performance and for significant efforts to improve the financial performance of the Company by granting Awards.

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     2.2 Administration.

          (a) This Plan shall be administered by the Committee. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or the written consent of a majority of its members. In the event action by the Committee is taken by written consent, the action shall be deemed to have been taken at the time specified in the consent or, if none is specified, at the time of the last signature. The Committee may delegate administrative functions to individuals who are officers or employees of the Company.

          (b) Subject to the express provisions of this Plan, the Committee shall have the authority to construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Participants under this Plan, to further define the terms used in this Plan, to prescribe, amend and rescind rules and regulations relating to the administration of this Plan, to determine the duration and purposes of leaves of absence which may be granted to Participants without constituting a termination of their employment for purposes of this Plan and to make all other determinations necessary or advisable for the administration of this Plan. The determinations of the Committee on the foregoing matters shall be conclusive.

          (c) Any action taken by, or inaction of, the Company, any Subsidiary, the Board or the Committee relating to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board or Committee, or officer of the Company or Subsidiary, shall be liable for any such action or inaction of the entity or body, of another person or, except in circumstances involving bad faith, of himself or herself. Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters related to this Plan.

          (d) Subject to the requirements of Section 1.1(i), the Board, at any time it so desires, may increase or decrease the number of members of the Committee, may remove from membership on the Committee all or any portion of its members, and may appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation or otherwise.

     2.3 Participation.

          Awards may be granted only to Eligible Employees. An Eligible Employee who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee shall so determine. Members of the Board who are not officers or employees of the Company and members of the Committee shall not be eligible to receive Awards.

     2.4 Stock Subject to the Plan.

          The stock to be issued upon exercise of Options shall be shares of the Company's Common Stock made available, at the discretion of the Board or the Committee, from authorized but unissued shares or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market. The aggregate number of shares of Common Stock that may be issued upon exercise of Options shall not exceed 1,561,574 subject to adjustment as set forth in Section 4.2. If any Option shall lapse or terminate without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of this Plan.

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     2.5 Grant of Awards.

          Subject to the express provisions of the Plan, the Committee shall select from the class of Eligible Employees those individuals to whom Awards shall be granted, and shall determine the terms of such Awards (which need not be identical) and the number of shares of Common Stock subject to each Award. Each Award shall be subject to the terms and conditions of the Plan and such other terms and conditions established by the Committee as are not inconsistent with the purpose and provisions of the Plan. The grant of an Award is made on the Award Date.

     2.6 Exercise of Awards.

          An Option shall be deemed to be exercised when the Secretary of the Company receives written notice of such exercise from the Participant, together with payment of the purchase price made in accordance with Section 3.2(a). Notwithstanding any other provision of this Plan, the Committee may impose, by rule and in Award Agreements, such conditions upon the exercise of Awards (including, without limitation, conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements, including without limitation Rule 16b-3 (or any successor rule) promulgated by the Commission pursuant to the Exchange Act.

III. OPTIONS.

     3.1 Grants.

          One or more Options may be granted to any Eligible Employee.

     3.2 Option Price.

          The purchase price per share of the Common Stock covered by each Option shall be determined by the Committee. The purchase price shall be payable upon the exercise of an option in legal tender of the United States or such other consideration as the Committee may deem acceptable, including without limitation stock of the Company (delivered by or on behalf of the person exercising the option or retained by the Company from the Common Stock otherwise issuable upon exercise and valued at its Fair Market Value on the date of exercise), provided, however, that the Committee may, in the exercise of its discretion, (i) allow exercise of an option in a broker-assisted or similar transaction in which the exercise price is not received by the Company until immediately after exercise, and/or (ii) allow the Company to loan the exercise price to the person entitled to exercise the option, if the exercise will be followed by an immediate sale of some or all of the underlying shares and a portion of the sales proceeds is dedicated to full payment of the exercise price. Upon proper exercise, the Company shall deliver to the person entitled to exercise the option or his or her designee a certificate or certificates for the shares of Common Stock to which the Option pertains.

     3.3 Option Period.

          Each Option and all rights or obligations thereunder shall expire on such date as shall be determined by the Committee, but not later than l0 years after the Award Date, and shall be subject to earlier termination as hereinafter provided.

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     3.4 Exercise of Options.

          Except as otherwise provided in Section 4.4, an Option may become exercisable, in whole or in part, on the date or dates specified in the Award Agreement and thereafter shall remain exercisable until the expiration or earlier termination of the Participant's Option. No Option shall be exercisable for at least six months after the Award Date, except in the case of death or Permanent Disability. The Committee may, at any time after grant of the Option and from time to time, increase the number of shares purchasable at any time so long as the total number of shares subject to the Option is not increased. No Option shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded. Not less than 100 shares of Common Stock or such other amount as is set forth in the Award Agreement, may be purchased at one time unless the number purchased is the total number at the time available for purchase under the terms of the Option.

IV. OTHER PROVISIONS.

     4.1 Rights of Eligible Employees, Participants and Beneficiaries.

          (a) Status as an Eligible Employee shall not be construed as a commitment that any Award will be made under this Plan to an Eligible Employee or to Eligible Employees generally.

          (b) Nothing contained in this Plan (or in Award Agreements or in any other documents related to this Plan or to Awards) shall confer upon any Eligible Employee or Participant any right to continue in the employ of the Company or constitute any contract or agreement of employment, or interfere in any way with the right of the Company to reduce such person's compensation or other benefits or to terminate the employment of such Eligible Employee or Participant, with or without cause, but nothing contained in this Plan or any document related thereto shall affect any other contractual right of any Eligible Employee or Participant.

          (c) Options may only be exercised by the Participant or, in the event of the Participant's death, the Participant's Beneficiary or, in the event of the Participant's Permanent Disability, the Participant's Personal Representative. Other than by will or the laws of descent and distribution or, in the Committee's discretion, as otherwise permitted by rule or interpretation of the Commission or its staff as an exception to the general proscription on transfer of derivative securities set forth in Rule 16b-3 under the Exchange Act, none of the rights described above or any interest in this Plan or in any Award shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any such attempted action shall be void and no such right or interest shall be, in any manner, liable for, or subject to, debts, contracts, liabilities, engagements or torts of any Eligible Employee, Participant or Beneficiary. The Committee shall disregard any attempted transfer, assignment or other alienation prohibited by the preceding sentence and shall pay or deliver such cash or shares of Common Stock in accordance with the provisions of this Plan.

          (d) No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock) of the Company by reason of any Award granted hereunder. Neither the provisions of this Plan (or of any documents related hereto), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of

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any kind or a fiduciary relationship between the Company and any Participant,
Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive an Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

     4.2 Adjustments Upon Chances in Capitalization.

          (a) If the outstanding shares of Common Stock are changed into or exchanged for cash or a different number or kind of shares or securities of the Company, or if additional shares or new or different securities are distributed with respect to the outstanding shares of the Common Stock, through a reorganization or merger in which the Company is the surviving entity, or through a combination, consolidation, recapitalization, reclassification, stock split, stock dividend, reverse stock split, stock consolidation or other capital change or adjustment, an appropriate adjustment shall be made in the number and kind of shares or other consideration that is subject to or may be delivered under this Plan and pursuant to outstanding Awards. A corresponding adjustment to the consideration payable with respect to Awards granted prior to any such change shall also be made. Any such adjustment, however, shall be made without change in the total payment, if any, applicable to the portion of the Award not exercised but with a corresponding adjustment in the price for each share.

          (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, the Plan shall terminate, and any outstanding Awards shall terminate and be forfeited. Notwithstanding the foregoing, the Board may provide in writing in connection with, or in contemplation of, any such transaction for any or all of the following alternatives (separately or in combinations): (i) for the assumption by the successor corporation of the Awards theretofore granted or the substitution by such corporation for such Awards of awards covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (ii) for the continuance of the Plan by such successor corporation in which event the Plan and the Awards shall continue in the manner and under the terms so provided; or
(iii) for the payment in cash or shares of Common Stock in lieu of and in complete satisfaction of such Awards.

          (c) In adjusting Awards to reflect the changes described in this
Section 4.2, or in determining that no such adjustment is necessary, the Board may rely upon the advice of independent counsel and accountants of the Company, and the determination of the Board shall be conclusive. No fractional shares of stock shall be issued under this Plan on account of any such adjustment.

     4.3 Termination of Employment.

          (a) If the Participant's employment by the Company terminates for any reason other than death, Permanent Disability, Just Cause Dismissal or resignation, the Participant shall have, subject to earlier termination pursuant to or as contemplated by Section 3.3, three months from the date of termination of employment to exercise any Option to the extent it shall have become exercisable on the date of termination of employment, and any Option not exercisable on that date shall terminate. Notwithstanding the preceding sentence, in the event the Participant's termination is a Just Cause Dismissal or a Resignation in Lieu of Dismissal as determined by the Committee in its sole discretion, all Options shall lapse, or be deemed to have lapsed, immediately upon such termination of employment.

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          (b) If the Participant's employment by the Company terminates as a result of a resignation the Participant shall be precluded from exercising any Option for a period of sixty days from the date of termination of employment, unless the Committee otherwise determines in writing. Thereafter, the Participant shall have, subject to earlier termination pursuant to or as contemplated by Section 3.3, or the last sentence of Section 4.3(a), sixty days to exercise any Option to the extent it shall have become exercisable on the date of termination of employment, and any Option not exercisable on that date shall terminate.

          (c) If the Participant's employment by the Company terminates as a result of Permanent Disability, the Participant or Participant's Personal Representative, as the case may be, shall have, subject to earlier termination pursuant to or as contemplated by Section 3.3, 12 months from the date of termination of employment to exercise any Option to the extent it shall have become exercisable by the date of termination of employment, and any Option not exercisable on that date shall terminate.

          (d) If the Participant's employment by the Company terminates as a result of death while the Participant is employed by the Company or during the 120-day period referred to in subsection (b) above (so long as the resignation is not determined to have been a Resignation in Lieu of Dismissal) or during the l2-month period referred to in subsection (c) above, the Participant's Option shall be exercisable by the Participant's Beneficiary, subject to earlier termination pursuant to or as contemplated by Section 3.3, during the 12-month period following the Participant's death, as to all or any part of the shares of Common Stock covered thereby including all shares as to which the Option would not otherwise be exercisable.

          (e) In the event of termination of employment with the Company for any reason, other than Just Cause Dismissal or a Resignation in Lieu of Dismissal, the Committee may, in its discretion, increase the portion of the Participant's Award available to the Participant, or Participant's Beneficiary or Personal Representative, as the case may be, upon such terms as the Committee shall determine.

          (f) If an entity ceases to be a Subsidiary, such action shall be deemed for purposes of this Section 4.3 to be a termination of employment of each employee of that entity unless an employee continues to be employed by the Company or one of its other Subsidiaries.

     4.4 Acceleration of Awards.

          Unless prior to an Event the Board determines that, upon its occurrence, there shall be no acceleration of Awards or determines those Awards which shall be accelerated and the extent to which they shall be accelerated, immediately prior to the closing of the transaction underlying the Event or on such earlier date after an Event as the Board may determine, each Option shall become immediately exercisable to the full extent theretofore not exercisable. Acceleration of Awards shall comply with applicable regulatory requirements, including without limitation Rule 16b-3 promulgated by the Commission pursuant to the Exchange Act and Section 422A of the Code. For purposes of this section only, the Board shall mean the Board as constituted immediately prior to the Event.

     4.5 Government Regulations.

          This Plan, the granting of Awards under this Plan and the issuance or transfer of shares of Common Stock (and/or the payment of money) pursuant thereto are subject to all

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applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency (including without limitation "no action" positions of the Commission) which may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Without limiting the generality of the foregoing, no Awards may be granted under this Plan, and no shares shall be issued by the Company, nor cash payments made by the Company, pursuant to or in connection with any such Award, unless and until, in each such case, all legal requirements applicable to the issuance or payment have, in the opinion of counsel to the Company, been complied with. In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company in respect of such matters as the Company may deem desirable to assure compliance with all applicable legal requirements.

     4.6 Tax Withholding.

          Upon the disposition by a Participant or other person of shares of Common Stock acquired pursuant to the exercise of an Option, the Company shall have the right to (i) require such Participant or such other person to pay by cash, or certified or cashier's check payable to the Company, the amount of any taxes which the Company may be required to withhold with respect to such transactions or (ii) deduct from amounts paid in cash the amount of any taxes which the Company may be required to withhold with respect to such cash amounts. The above notwithstanding, in any case where a tax is required to be withheld in connection with the issuance or transfer of shares of Common Stock under this Plan, the Participant may elect, pursuant to such rules as the Committee may establish, to have the Company reduce the number, of such shares issued or transferred by the appropriate number of shares to accomplish such withholding; provided, the Committee may impose such conditions on the payment of any withholding obligation as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b-3 promulgated by the Commission pursuant to the Exchange Act.

     4.7 Amendment, Termination and Suspension.

          (a) The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan (or any part hereof). In addition, the Committee may, from time to time, amend or modify any provision of this Plan except Section 4.4 and, with the consent of the Participant, make such modifications of the terms and conditions of such Participant's Award as it shall deem advisable. The Committee, with the consent of the Participant, may also amend the terms of any Option to provide that the Option price of the shares remaining subject to the original Award shall be reestablished at a price not less than 100% of the Fair Market Value of the Common Stock on the effective date of the amendment, or to extend the termination date of any Option beyond that otherwise provided by Section 4.3, as long as such extension is within the option period set by Section 3.3. No modification of any other term or provision of any Option which is amended in accordance with the foregoing shall be required, although the Committee may, in its discretion, make such further modifications of any such Option as are not inconsistent with or prohibited by the Plan. No Awards may be granted during any suspension of this Plan or after its termination.

          (b) If an amendment would (i) materially increase the benefits accruing to Participants in a manner not specifically contemplated herein, (ii) increase the aggregate number of shares which may be issued under this Plan, or
(iii) modify the requirements of eligibility for participation in this Plan, the amendment shall be approved by the Board or the Committee and, to the extent then required by Rule 16b-3 under the Exchange Act, Section

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425 of the Internal Revenue Code or any successors thereto, by a majority of the stockholders.

          (c) In the case of Awards issued before the effective date of any amendment, suspension or termination of this Plan, such amendment, suspension or termination of the Plan shall not, without specific action of the Board or the Committee and the consent of the Participant, in any way modify, amend, alter or impair any rights or obligations under any Award previously granted under the Plan.

     4.8 Privileges of Stock Ownership; Nondistributive Intent.

          A Participant shall not be entitled to the privilege of stock ownership as to any shares of Common Stock not actually issued to him or her. Upon the issuance and transfer of shares to the Participant, unless a registration statement is in effect under the Securities Act and applicable state securities law, relating to such issued and transferred Common Stock and there is available for delivery a prospectus meeting the requirements of Section l0 of the Securities Act, the Common Stock may be issued and transferred to the Participant only if he or she represents and warrants in writing to the Company that the shares are being acquired for investment and not with a view to the resale or distribution thereof. No shares shall be issued and transferred unless and until there shall have been full compliance with any then applicable regulatory requirements (including those of exchanges upon which any Common Stock of the Company may be listed).

     4.9 Effective Date of the Plan.

          This Plan shall be effective upon its approval by the Board, subject to approval by the stockholders of the Company within 12 months from the date of such Board approval.

     4.10 Term of the Plan.

          Unless previously terminated by the Board, this Plan shall terminate at the close of business on November l4, 2001, and no Awards shall be granted under it thereafter, but such termination shall not affect any Award theretofore granted.

     4.11 Governing Law.

          This Plan and the documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with, the laws of the State of Delaware. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue to be fully effective.

     4.12 Other Compensation Plans.

          The adoption of the Plan shall not affect any other stock option, incentive, or other compensation plans in effect for the Company, and the Plan shall not preclude the Company from establishing any other forms of incentive compensation for employees, directors, or advisors of the Company.

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